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EXHIBIT 10.8(a)

                                  AMENDMENT - I
                           BELDEN & BLAKE CORPORATION
                             1999 SEVERANCE PAY PLAN
                                  MAY 29, 2000

         Effective May 29, 2000, the Belden & Blake Corporation 1999 Severance Pay Plan is hereby amended to read:

         Section 2.1 Applicable Period. The term "Applicable Period" shall mean a period equal to two (2) weeks for each year of service (not less than 4 weeks or more than 26 weeks) with the Company, unless an Eligible Employee is notified in writing that his or her Applicable Period shall consist of a different period. For this purpose, years of service with the Company shall be based on the total number of years and fractional years of continuous service with the Company from the Eligible Employee's most recent date of hire with the Company. For purposes of the preceding sentence, continuous service shall also include periods of employment with an entity or affiliate thereof acquired by the Company or with any entity or affiliate thereof from which the Company acquired assets that occurred immediately preceding the Eligible Employee's date of hire with the Company.

         All other aspects of the Plan remain unchanged and are reaffirmed.

         IN WITNESS WHEREOF, Belden & Blake Corporation has caused this amendment to the Plan to be executed as of the 29th day of May, 2000.

ATTEST:                             BELDEN & BLAKE CORPORATION

/s/ Joe Vitale                      By: /s/ John L. Schwager
---------------------------             --------------------------------------
Secretary                                   John L. Schwager
                                    Title: President & Chief Executive Officer